Press Contact for Intersections Inc.
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Intersections and Control Risks Group Announce Joint Venture in
International Background Screening Market

New venture, to be called Screening International LLC, enables high quality background checks around the globe

Chantilly, VA and London, England —May 15, 2006— Intersections Inc. (NASDAQ: INTX), a leading provider of branded and fully-customized identity management solutions, and Control Risks Group of the United Kingdom, the world’s leading independent, specialist risk consultancy, today announced that they have agreed to form a joint venture in the rapidly growing background screening business. The joint venture, to be called Screening International LLC, will be comprised of Intersections’ wholly-owned subsidiary American Background Information Services, Inc. (ABI) and Control Risks Group’s U.K. background screening business Control Risks Screening Limited.

The joint venture will benefit from ABI’s systems and operating capability while Control Risks provides its global reach and international marketing presence. The CEO of the joint venture will be Chris Andrews, who will continue to serve as CEO of ABI.

“Our systems and operational experience along side Control Risks deep and broad relationships create a strong and trustworthy screening partner for large international corporations to meet the growing needs for worldwide screening management” said Michael Stanfield, Chairman and CEO, Intersections. “Intersections’ ten-year history of providing identity management solutions to the customers of large financial services companies enables us to leverage our experience, technology and relationships to benefit existing and new markets in innovative and exciting ways. This joint venture is such an example.”

“Screening International allows both of us to expand globally and further penetrate a complementary area of the security industry” added Stanfield.

Chris Andrews, CEO of Screening International and ABI commented: “This venture provides greater servicing capacity and efficiency in the delivery of background screening products using the best available technology. With the increasing trend for business to recruit across operating markets and move staff between international locations, the need for high quality international background screening has never been greater. Control Risks’ international experience and ABI’s technical expertise should allow us to establish a new standard in background screening.”

John Conyngham, Global Director, Corporate Investigations and Group Legal Counsel for Control Risks Group, commented “We are very pleased to be able to form this Joint Venture with Intersections and ABI. The combination of our capabilities should ensure success in the growing international background screening market.”

The Boards of Directors of both companies have approved the transaction. The joint venture is subject to customary closing conditions and is expected to close later in the second quarter of 2006.

About Control Risks Group Holdings

Control Risks Group Holdings Limited is a private company and the world’s leading independent, specialist risk consultancy with 18 offices on five continents providing advice and services to companies, governments and international organizations to accelerate opportunities and manage strategic and operational risks. It provides global political risk analysis, international investigations, security consultancy and crisis management.

Learn more about Control Risks Group Holdings at www.control-risks.com

About American Background Information Services, Inc.

American Background is an innovative pioneer in the employment screening industry. It provides ongoing programs that include background and drug screening to protect employers from potential liabilities that could threaten their organizations. Based on a strategic approach, backed by proven metrics, American Background reduces the risks associated with organization-wide hiring programs and returns significant savings to the bottom line. Launched in 1982, the company was acquired in November 2004, and is a wholly owned subsidiary of Intersections Inc. (Nasdaq: INTX).

Learn more about American Background Information Services, Inc. at www.americanbackground.com

About Intersections Inc.

Intersections Inc. (NASDAQ: INTX) is a leading provider of branded and fully-customized identity management solutions. By integrating its technology solutions with its comprehensive services, Intersections safeguards more than 5 million customers. These customers are primarily received through marketing partnerships and consumer direct marketing of the company’s IDENTITY GUARD® and SBGUARDIANSM brands. Additionally, Intersections offers pre-employment background screening through its wholly-owned subsidiary, American Background Information Services, Inc.

Learn more about Intersections Inc. at www.intersections.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is both companies’ intent that such statements be protected by the safe harbor created thereby. Forward-looking statements include, but are not limited to statements regarding: (1) the expected closing date of the transaction; (2) the expected benefits arising out of the transaction; (3) the expected market opportunities for the joint venture; and (4) the ability of the joint venture to achieve efficiencies and growth. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (a) the risk that the transaction may close more slowly than expected or not at all; (b) the risk that the benefits arising out of the transaction may be less than anticipated; (c) potential disruptions from the transaction making it more difficult to maintain relationships with customers, suppliers and employees; and (d) other risks and uncertainties detailed from time to time in Intersections’ filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005. The information set forth herein speaks only as of the date hereof, and neither Intersections nor Control Risks Group undertakes any obligation to revise or update any forward-looking statements.